Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Prudential Investment Portfolios, Inc. 15:

We consent to the use of our report dated October 17, 2016, with respect to the statement of assets and liabilities of Prudential High Yield Fund, a series of Prudential Investment Portfolios, Inc. 15, including the portfolio of investments as of August 31, 2016, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and financial highlights for each of the years in the five-year period then ended, incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Other Service Providers – Independent Registered Public Accounting Firm” and “Financial Statements” in the statement of additional information.

New York, New York

October 26, 2016

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Prudential Investment Portfolios, Inc. 15:

We consent to the use of our report dated October 17, 2016, with respect to the statement of assets and liabilities of Prudential Short Duration High Yield Income Fund, a series of Prudential Investment Portfolios, Inc. 15, including the portfolio of investments as of August 31, 2016, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and financial highlights for each of the years in the three-year period then ended and the period from October 26, 2012 (commencement of operations) through August 31, 2013, incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Other Service Providers – Independent Registered Public Accounting Firm” and “Financial Statements” in the statement of additional information.

New York, New York

October 26, 2016